SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)  December 15, 1999


                         Eagle Pacific Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


         0-18050                                       41-0943459
 (Commission File Number)                  (I.R.S. Employer Identification No.)


  333 South Seventh Street, Suite 2430
       Minneapolis, Minnesota                                      55402
 (Address of Principal Executive Offices)                         (Zip Code)


                                 (612) 305-0399
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

                  On December 15, 1999, the Board of Directors of Eagle Pacific Industries, Inc. (the "Registrant") determined that the next annual meeting of shareholders will be held on April 27, 2000. Accordingly, any appropriate proposal submitted by a shareholder of the Registrant and intended to be presented at the annual meeting must be received by the Registrant by January 12, 2000 to be considered for inclusion in the Registrant's proxy statement and proxy for the annual meeting. Also, if a shareholder proposal intended to be presented at the annual meeting but not included in the Registrant's proxy statement and proxy is received by the Registrant after March 13, 2000, then management named in the Registrant's proxy form for the annual meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Registrant's proxy materials.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EAGLE PACIFIC INDUSTRIES, INC.


Date:  January 7, 2000                     By  /s/ William H. Spell
                                               William H. Spell
                                               Chief Executive Officer